Exhibit 99.4

EOS ENERGY ENTERPRISES, INC.

FORM OF NOTICE TO CLIENTS OF RIGHTS HOLDERS WHO ARE ACTING AS NOMINEES

Up to 27,367,171 Units Issuable Upon Exercise of Transferable Rights

Enclosed for your consideration is a prospectus supplement, dated July 2, 2026 (together with the accompanying prospectus, the “Prospectus Supplement”), relating to the offering (the “Rights Offering”) by Eos Energy Enterprises, Inc. (the “Company”) of transferable rights to subscribe for units of the Company (“Units”), by holders of record of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and warrants issued on April 14, 2023, May 17, 2023, December 19, 2023 and November 21, 2025 (“Participating Warrants”) as of 5:00 p.m., New York City time, on July 1, 2026 (the “Record Date” and such holders, the “Record Date Holders”).

Pursuant to the Rights Offering, the Company has issued rights (the “Rights”) to subscribe for up to 27,367,171 Units, each Unit consisting of one share of Common Stock and 0.4388 of a warrant to purchase one share of Common Stock at an exercise price of $5.481 per whole share (the “Warrants”), on the terms and subject to the conditions described in the Prospectus Supplement. The Rights may be exercised by the holders thereof (the “Rights Holders”) at any time during the subscription period, which commences on July 2, 2026. The Rights Offering will expire at 5:00 p.m., New York City time, on July 21, 2026, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Time”). The Rights are transferable and are expected to be listed for trading on The Nasdaq Capital Market under the symbol “EOSER” beginning on July 6, 2026 until the Expiration Time.

As described in the Prospectus Supplement, Record Date Holders will receive a Right for each share of Common Stock and each Participating Warrant held by such holder as of the Record Date. The total number of Rights to be issued to each Record Date Holder was rounded down to the nearest whole number and the subscription agent instructed, or instructed DTC to instruct, all brokers, dealers, trustees and depositaries for securities or any other agents who hold shares of Common Stock or Participating Warrants for the account of others to effect such rounding with respect to each beneficial holder. Each whole Right entitles a Rights Holder to purchase 0.071193 of a Unit, which is referred to as the “Basic Subscription Rights.” The subscription price per share is $5.481, which is equal to an approximate 10% discount to the closing price of the Company’s common stock on June 29, 2026.

If any Units available for purchase in the Rights Offering are not subscribed for by Rights Holders pursuant to the Basic Subscription Rights (the “Remaining Units”), a Rights Holder that has exercised fully its Rights pursuant to the Basic Subscription Rights may subscribe for any Remaining Units that are not otherwise subscribed for by Rights Holders, on the terms and subject to the conditions set forth in the Prospectus Supplement, including as to proration.

The Rights will be evidenced by subscription certificates. Enclosed are copies of the following documents:

1.	Prospectus Supplement, dated July 2, 2026; and

2.	Beneficial Owner Election Form.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF RIGHTS CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY ONLY BE MADE BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Units to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus Supplement. However, we urge you to read the Prospectus Supplement carefully before instructing us to exercise any Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at the Expiration Time. You will have no right to rescind your subscription after receipt of your payment of the Subscription Price, except as described in the Prospectus Supplement. Rights not exercised at or prior to the Expiration Time will expire.

If you wish to have us, on your behalf, exercise your Rights for any Units to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form included with this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO SODALI & CO., THE INFORMATION AGENT, TOLL-FREE AT THE FOLLOWING TELEPHONE NUMBER: 1-(833) 225-0490 OR BY E-MAIL AT EOSE.info@investor.sodali.com.